EXHIBIT 99.C

NOTE:
This Debt Maturity Schedule Through 2007 details the interest rates, maturity dates and principal amounts outstanding under our and our subsidiaries’ outstanding debt obligations. This Schedule does not contain all the information about our outstanding debt that may be important to you. Additional information about our outstanding debt obligations is contained in, and this Schedule is subject to, the disclosures in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as amended, as filed with the Securities and Exchange Commission. We have not filed our second and third quarter 2004 10-Q's.

The information in this Debt Maturity Schedule may be accurate only on the date that it is first posted on our website. Although we may update this information periodically, we undertake no obligation to do so.

El Paso Corporation
Debt Maturity Schedule Through 2007
As of September 30, 2004
$ in Thousands

	Interest	Maturity	Principal
Description	Rate	Date	9/30/2004

2004

4Q04
El Paso CGP Company	10.250%	10/15/2004	37,732
Gemstone Investor Limited	7.710%	10/31/2004	747,755
El Paso Corporation - EPGT	9.220%	12/7/2004	3,000
El Paso Corporation - EPGT	9.200%	12/7/2004	5,000
El Paso Corporation - EPGT	9.250%	12/7/2004	10,000
El Paso Corporation - EPGT	9.230%	12/7/2004	10,000
Other Financing - Amortizing Debt *	Variable		12,790
			826,277

Total 2004			826,277

2005

1Q05
Eagle Point - PSEG	8.500%	1/3/2005	36,600
El Paso Corporation - EPGT	8.490%	3/22/2005	6,500
Other Financing - Amortizing Debt *	Variable		80,312
			123,412
2Q05
El Paso Corporation - EPGT	7.980%	5/31/2005	10,000
El Paso Corporation - EPGT	7.850%	6/1/2005	10,000
El Paso Corporation - Sonat	6.875%	6/1/2005	195,000
Colorado Interstate Gas Company	10.000%	6/15/2005	180,000
El Paso Corporation - EPGT	7.410%	6/28/2005	20,000
Other Financing - Amortizing Debt *	Variable		12,223
			427,223
3Q05
Other Financing - Amortizing Debt *	Variable		65,184
			65,184
4Q05
El Paso Corporation - EPGT	7.900%	10/17/2005	2,000
El Paso Tennessee Pipeline Co.	6.500%	12/15/2005	310
Other Financing - Amortizing Debt *	Variable		19,421
			21,731

Total 2005			637,550	(1)

Notes:

* This represents total of amortizing debt obligations for the quarter
(1) Excludes puttable debt of $75,000

2006

1Q06
El Paso Corporation - 550 MM Euro	5.750%	3/14/2006	683,980
Other Financing - Amortizing Debt *	Variable		89,079
			773,059
2Q06
El Paso CGP Company	6.500%	5/15/2006	200,000
Lakeside Trust	LIBOR + 3.50%	5/15/2006	271,167
Other Financing - Amortizing Debt *	Variable		11,920
			483,087
3Q06
El Paso CGP Company	7.500%	8/15/2006	300,000
Other Financing - Amortizing Debt *	Variable		69,914
			369,914
4Q06
Other Financing - Amortizing Debt *	Variable		11,640
			11,640

Total 2006			1,637,700	(2)

2007

1Q07
Other Financing - Amortizing Debt *	Variable		94,150
			94,150
2Q07
Other Financing - Amortizing Debt *	Variable		13,216
			13,216
3Q07
El Paso Corporation - Equity Security Units	6.140%	8/16/2007	272,102
Other Financing - Amortizing Debt *	Variable		71,130
			343,232
4Q07
El Paso Corporation - Sonat	6.750%	10/1/2007	96,000
Southern Natural Gas Company	6.700%	10/1/2007	100,000
El Paso Corporation	6.950%	12/15/2007	300,000
Other Financing - Amortizing Debt *	Variable		9,460
			505,460

Total 2007			956,058	(3)

Notes:
* This represents total of amortizing debt obligations for the quarter

(2) Excludes puttable debt of $975,232
(3) Excludes puttable debt of $600,000